Exhibit 4.11

**CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION (THE “COMMISSION”).**

SUPPLY AGREEMENT

This Supply Agreement, between SMARTRAC N.V., a Netherlands company (“SMARTRAC”) and On Track Innovations Ltd., an Israeli company (“OTI”),

WITNESSETH:

WHEREAS, SMARTRAC N.V. desires to sell products to On Track Innovations Ltd., and On Track Innovations Ltd. desires to purchase certain products from SMARTRAC N.V.;

WHEREAS, in addition to terms defined elsewhere in this Supply Agreement, the following capitalized terms used herein shall have the following meanings, where it being understood that all definitions below shall apply both to their singular and plural forms, as the context may require.

“Agreement” means this Supply Agreement.

“APA” means the Asset Purchase Agreement, dated December 22nd, 2009, between OTI, Millennium Card’s Technology and SMARTRAC Singapore Trading PTE.

“Affiliate” means, with respect to a specified Person, a Person that, directly or indirectly through one or more intermediaries, is Controlled by, the specified Person.

“Assets” means the assets sold to SMARTRAC Singapore Trading PTE by OTI and Millennium Card’s Technology Limited in accordance with the APA.

“Cards” means wire embedded inlay laminated cards having one or more layers including chip or chip module, and in some cases including an artwork layer.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities, by contract, by voting trust, or otherwise.

“Dual Interface Product” means dual interface wire embedded inlay produced by HERA Technology.

It is hereby clarified that whenever the word "transponder" is used in this Agreement (whether in connection with Exclusive Product or otherwise), it means a chip or a chip module connected to a wire embedded antenna.

“Exclusive Product” means Card-Prelams (inlays) of all sizes, white RFID cards, government document inlays, Dual Interface Product, e-Passports inlays, each using a wire embedded transponder.

“HERA Technology” means the technology demonstrated in patent applications PCT/IL2007/001378, PCT/IL2008/000538, and PCT/IL2008/001397.

“IFRS” means International Financial Reporting Standards.

“Intellectual Property Right” means any right to patents, copyrights, trademarks, know-how, or other intellectual or industrial property rights.

“Lead Time” means the timeframe between a confirmation of a purchase order and the notice to OTI that the Products are ready for shipment.

“MCT (Shenzhen)” means Millennium Card’s Technology (SZ) Limited.

“Non-Standard Material” means material used to produce only OTI Customer Specific Product.

“Order Confirmation” means a written confirmation by SMARTRAC of a Purchase Order from OTI.

“OTI” means On Track Innovations Ltd., an Israeli company, and its Affiliates.

OTI, inter alia, develops and manufactures, markets, distributes and sells smart card based products.

“OTI Customer Specific Product” means a product using RFID transponders or HERA Technology based products designed and developed by OTI.

“Party” means SMARTRAC (notwithstanding the definition below, exclusive of its Affiliates, unless the context requires otherwise) and OTI (notwithstanding the definition above, exclusive of its Affiliates, unless the context requires otherwise).

“Patent Protected Country” means a country in which the sale and use of SMARTRAC Products are protected by one or more SMARTRAC’s patents or by one or more patent licenses of SMARTRAC, or both, in the country in which it is sold or used.

“Person” means any individual, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization or other entity (including a Governmental Entity).

“Production Yield” means shipped goods dividend by OTI consigned goods and/or components, the result of which is multiplied by 100.

“Product” means SMARTRAC Products, OTI Customer Specific Products, Dual Interface Product and Cards. Any Exclusive Product is a Product.

“Purchase Order” means a written purchase order placed by OTI with SMARTRAC, each of which, as soon as confirmed by SMARTRAC, shall be deemed to incorporate the terms and conditions of this Agreement, unless otherwise stated in this Agreement.

“RFID” means Radio Frequency Identification Technology.

“Safety Stock” means material in the possession of SMARTRAC ready to be used to manufacture Products.

“SMARTRAC” means SMARTRAC N.V., a Netherlands company, and its Affiliates.

SMARTRAC is a worldwide leading transponder manufacturer.

"SMARTRAC Product" means and includes all types of transponders, developed, designed (with final specifications and drawings) and manufactured by SMARTRAC. Notwithstanding the foregoing, in case a SMARTRAC Product is exclusively designed and developed for a single customer or a single project of SMARTRAC, or both, it shall not be deemed a SMARTRAC Product.

“Sourcing Price” means the price paid by SMARTRAC for goods, components, materials, services purchased by SMARTRAC.

“Standard Products” means Products that are ready for batch production. A Product shall become a Standard Product when more than five hundred thousand units thereof have been produced by SMARTRAC in a calendar year.

“Third Party” means any Person other than SMARTRAC and OTI.

“Working Days” means Monday through Friday but excluding national and state holidays in the State of Delaware, U.S.A.

NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement and in reliance on the mutual promises and warranties covenants contained in this Agreement, the Parties hereto agree as follows:

Section 1
Introduction

1.1.
The Parties agree that during the term of this Agreement and subject to the terms and conditions hereof: (i) SMARTRAC shall be OTI´s only and exclusive supplier for Exclusive Products; and (ii) OTI shall have the right to purchase from SMARTRAC and SMARTRAC agrees to sell to OTI Products which are not Exclusive Products.

1.2.
SMARTRAC hereby acknowledges that SMARTRAC’s performance of this Agreement and becoming an available, reliable and cooperative supplier of the Products to OTI is a fundamental element in OTI's agreement to cease its inlay production operation and sell the Assets to SMARTRAC as well as to OTI’s agreement for the other terms of the Asset Purchase Agreement between the parties thereto. SMARTRAC undertakes to produce and sell the Products to OTI for the term of this Agreement and any extension hereof, and to implement any and all measures deemed reasonably necessary to ensure such supply.

1.3.	Upon the execution and delivery of this Agreement by the Parties, SMARTRAC shall designate a key account manager to properly support the contractual relationship with OTI created by this Agreement.

1.4.
Notwithstanding anything to the contrary herein, until the shut-down of MCT (Shenzhen) pursuant to the APA, OTI shall have the right to complete existing orders-in-progress and other orders as specified in the APA and such actions shall not be deemed in any manner a breach of the terms of this Agreement.

Section 2
Products

2.1
This Agreement only applies to Products, the specifications of which have been completed pursuant to the Specification Process (“Specification Process”) as reflected in Attachment 2.1. The Parties shall enter into the Specification Process based on OTI's request for each Product, the specification for which does not exist.

2.2
SMARTRAC hereby undertakes to sell to OTI all Exclusive Products as reasonably specified by OTI, and OTI agrees to buy, all Exclusive Products exclusively from SMARTRAC and OTI shall not buy Exclusive Products from any Third Party, all subject to the terms of this Agreement. For the avoidance of doubts, notwithstanding anything to the contrary herein, it is hereby clarified that a Product other than Exclusive Product shall not be subject to the exclusivity provisions of this Agreement.

2.3
Without derogating from SMARTRAC's obligation to supply Exclusive Products to OTI under this Agreement, the obligation of OTI to buy Exclusive Products exclusively from SMARTRAC shall not apply and OTI shall have the right to purchase Exclusive Products from another supplier in the following situations: (a) in the event the specification of a Exclusive Product is not agreed between the Parties within the timeframe specified in the Specification Process, due to a delay caused by SMARTRAC, in which case OTI shall have the right to purchase the Exclusive Products from a Third Party, until the specification is agreed by the Parties and SMARTRAC is ready to manufacture and sell such Exclusive Products; or (b) (i) SMARTRAC is not able to manufacture the Exclusive Products; or (ii) SMARTRAC does not provide a quotation for Standard Products within three Working Days from receipt of the request for quotation from OTI; or (iii) SMARTRAC does not provide a quotation for non-Standard Products within five Working Days from receipt of the request for quotation from OTI; or (iv) SMARTRAC is not able to supply the Exclusive Products in accordance with the time schedule requested by OTI; or (v) SMARTRAC does not confirm OTI’s order within three or five Working Days (as set forth in Section 3.3 below); or (c) in the event that the purchasing of the Exclusive Product by OTI is made for a customer that does not agree to SMARTRAC being the Exclusive Product manufacturer, provided that OTI made best commercial efforts in good faith to cause the customer to agree to have SMARTRAC as the Exclusive Product manufacturer.

Nevertheless, before exercising its right to purchase Exclusive Products from another supplier under this Section, OTI shall give written notice to SMARTRAC's key account manager (by email) of its intention not to purchase the Exclusive Products from SMARTRAC, and the Chief Executive Officers of SMARTRAC and OTI shall attempt to resolve the issue then. If the matter is not resolved to OTI's satisfaction within 5 Working Days from date of such notice, OTI shall be free to exercise its right to purchase the Exclusive Product from any other suppliers, until the issue is resolved and then the exclusivity according to Section 2.2 shall be reinstated.

2.4
SMARTRAC may, within its sole discretion, develop and improve the Exclusive Product and shall inform OTI regularly and no later than once a calendar quarter about any such future Exclusive Product that is or has been developed.

2.5
With respect to Products other than Exclusive Products, OTI may request a quotation from SMARTRAC for the manufacture of said products with the intention of SMARTRAC becoming a preferred supplier of OTI.  However OTI shall not be obligated to purchase such products from SMARTRAC and may purchase such products from other suppliers in its sole discretion.

2.6
OTI shall be entitled to purchase from SMARTRAC and SMARTRAC undertakes to sell to OTI all SMARTRAC Products, and SMARTRAC shall offer OTI said SMARTRAC Products under the terms of this Agreement. An overview of the current SMARTRAC Products is attached as Attachment 2.6. In addition to the overview, Attachment 2.6 includes a complete list of all SMARTRAC Products which relate to the "Security Segment" as reflected in the said attachment.

2.7	Cards; Mastercard and Visa Products

2.7.1
SMARTRAC hereby undertakes to supply OTI with Cards. The Cards, their specifications, consistency and conformance shall be defined from time to time by OTI. If OTI changes any specification or consistency or conformance standard, OTI shall give SMARTRAC a period of three weeks to make changes in its manufacturing processes to effect such change(s). Such period will be extended if new machinery or raw materials is required for the production of the Cards.

2.7.2
SMARTRAC is entitled to use subcontractors to manufacture the Cards, provided that (i) any such subcontractor is approved by OTI in writing prior to the engagement by SMARTRAC of such sub-contractor, such approval not to be unreasonably withheld; and (ii) SMARTRAC maintains full responsibility to OTI for the performance of any such subcontractor in accordance with the terms of this Agreement. OTI shall provide aforementioned approval, licenses, production and process know-how that is required for SMARTRAC to be able to manufacture the Cards within six weeks (excluding the qualification period) before the first issuance of an order for the Cards. OTI shall warrant that the provided know how would fit for the intended purpose. Promptly after the execution and delivery of this Agreement, SMARTRAC shall send, at its own expense, a team of SMARTRAC's employees to MCT (Shenzhen)’s manufacturing site in China for training by MCT (Shenzhen) in the production process and know-how relevant to the production of Cards. Such know-how shall remain OTI's proprietary information and will be treated by SMARTRAC as confidential information given for the sole purpose of production of Cards by SMARTRAC for OTI. SMARTRAC shall not use such proprietary know-how and information for any purpose other than the production of Cards for OTI, with the exception of know-how that is already known to SMARTRAC (and can be proven by SMARTRAC by satisfactory evidence) or is publicly available.

2.7.3
SMARTRAC hereby undertakes to supply OTI with MasterCard certified and Visa certified products upon explicit request by OTI. SMARTRAC hereby undertakes to obtain MasterCard and Visa certification for physical security. In the event additional certifications is required to provide OTI with MasterCard and/or Visa certified products, SMARTRAC shall have the right to outsource such project in coordination with OTI in accordance with Section 2.7.2 above, but shall remain obligated towards OTI.

2.8	OTI Customer Specific Products

2.8.1	SMARTRAC hereby undertakes to supply OTI Customer Specific Products as listed in Attachment 2.8.1 as well as future OTI Customer Specific Products.

2.8.2
SMARTRAC and OTI hereby undertake to negotiate in good faith an agreement pursuant to which SMARTRAC will supply OTI Customer Specific Products to OTI on a case-by-case basis with a perspective to having better pricing for OTI than the prices specified in Section 4.4 below. For avoidance of doubt, the know-how required for the production of these OTI Customer Specific Products shall be licensed on a non-exclusive basis by OTI to SMARTRAC for the sole and limited purpose of the production of OTI Customer Specific Products for OTI. Such know how (as well as other Intellectual Property Rights related to OTI Customer Specific Products) shall remain the sole property of OTI and SMARTRAC shall not make any use in such knowledge, other than for the purpose of producing OTI Customer Specific Products for OTI and SMARTRAC will treat such knowledge as confidential information given for the said sole purpose, with the exception of know-how that is already known to SMARTRAC (and can be proven by SMARTRAC by written evidence) or is publicly available.

2.8.3
Without granting exclusivity to OTI, SMARTRAC shall give OTI in addition to no more than one other customer of SMARTRAC the first option to negotiate a supply contract with SMARTRAC regarding any new Product not exclusively designed and developed for a single customer or a single project, or both, developed by SMARTRAC during the term of this Agreement.

Section 3
Terms and Conditions of Purchase and Delivery

3.1	The terms and conditions of purchase and delivery of Products supplied by SMARTRAC to OTI are governed by this Agreement.

3.2
Deliveries shall be based on a Purchase Order placed by OTI and confirmed in writing by SMARTRAC. Each Purchase Order, once confirmed by SMARTRAC, shall be deemed to incorporate the terms and conditions of this Agreement, as this Agreement may be amended from time to time.  In the event of a conflict between any of the terms of this Agreement and the terms expressly set forth in both a Purchase Order and the related written confirmation, such express terms set forth in the Purchase Order and the related written confirmation shall supersede and shall govern the conflicting term hereof for the specific Purchase Order only.

3.3
SMARTRAC shall confirm in writing Purchase Orders for Standard Products within three Working Days from the date of receipt of each Purchase Order from OTI and within five Working Days for non-Standard Products from date of receipt of a Purchase Order. Only after written confirmation of a Purchase Order (“Order Confirmation”) by SMARTRAC any such Purchase Order shall be binding on SMARTRAC.

If SMARTRAC refuses or fails to confirm a Purchase Order within said three or five Working Days, as the case may be, OTI shall provide the Chief Executive Officer of SMARTRAC with a written notice to that effect (by email) regarding such refusal or failure (stating the facts concerning such refusal or failure in sufficient detail that SMARTRAC will have a reasonable opportunity to cure the alleged refusal) and if such refusal or failure is not cured within additional five Working Days following the receipt of such written notice, the Parties shall enter into the Escalation Process as stated in Section 12 and OTI has the right to place the specific Purchase Order with an alternative supplier.

3.4
During the first five Working Days of each month OTI shall provide SMARTRAC with a three months forecast of OTI orders for Products covering the three consecutive months following the month in which the forecast is delivered to SMARTRAC. The forecast for the first month shall be 50% binding upon the Parties (i.e, OTI shall be obligated to order not less than 50% of the Products forecasted and SMARTRAC shall have the obligation to deliver up to 100% of the Products, if so requested by OTI) on a per-Product-basis and the forecast for the next two months shall not be binding and shall be provided for information purposes only. SMARTRAC shall not be obliged to confirm but will use best efforts to confirm a Purchase Order from OTI, the volume of which is more than 500,000 units per month, and to which OTI has not delivered a written forecast at least two months in advance.

3.5
Unless otherwise agreed in writing, all deliveries of SMARTRAC are EXW (Incoterms 2000) from the delivering SMARTRAC entity. The pricing pursuant to Section 4 is based on EXW. All other delivery terms on the basis of INCOTERMS 2000 shall be made available to OTI upon request, provided that OTI pays the additional related costs of other INCOTERMS 2000 terms in comparison to EXW. The Products shall be delivered to the site named in the Purchase Order. SMARTRAC shall not make any profit on the additional costs or logistics.

3.6
Upon request of OTI, SMARTRAC shall deliver the Cards pursuant to Section 2.7 directly to OTI’s customer and use OTI packaging. All additional costs associated with such delivery in addition excess to of the costs of the Cards (which already include shipping and adequate packaging costs) shall be borne by OTI, and SMARTRAC shall not make any profit for its service.

3.7	Lead Times

The following Lead Times shall apply:

	Number of units (thousand units)	Lead Time
Sample Product	<1	7 Working Days
Standard Products	< 500	2 weeks (if forecasted) 3 weeks (if not forecasted)
Standard Products	> 500 ; volumes exceeding one million will be negotiated in good faith	3 weeks (if forecasted) 4 weeks (if not forecasted)
Non Standard Products & OTI Customer Specific Products		To be agreed on order per order – OTI to have preferred production status (main factor being lead time of material)

On the first Working Day following the Purchase Order confirmation by SMARTRAC, this specific Purchase Order can be increased one-fifth (20%) by OTI. SMARTAC shall have the right to reject such 20% volume increase only for reasons of materials required to produce the Products being unavailable.

3.8
OTI shall not have the right to cancel a Purchase Order which has been formally confirmed by SMARTRAC. However, OTI has the right to postpone without penalty the predefined delivery time of Products subject to a Purchase Order and order confirmation, but not for more than three consecutive months and prior to the first shipment under the Purchase Order.

3.9
SMARTRAC acknowledges that time is of the essence in the performance of all orders. Without releasing SMARTRAC from its obligation to meet the delivery dates set forth above, if delivery dates for Products cannot be met, then without derogating from OTI's right to remedies in such event, as set forth in Section 7 below, SMARTRAC shall notify OTI as promptly as possible but in any event not less than two Working Days prior to the delivery date most recently agreed upon, of the earliest possible date for delivery of the Products.

3.10
If SMARTRAC fails to meet a delivery date, SMARTRAC shall pay to OTI a penalty of two per cent (2%) of the SMARTRAC selling price of the Products in the delayed shipment covered by the relevant Purchase Order per each period of five Working Days of delay from the last mutually agreed upon delivery date with a limitation of ten percent (10%). The payment of the penalty shall not release SMARTRAC from fulfilling its obligations under any Purchase Order. The Parties agree that any such penalties are intended to reflect the lower value of the delivery service level rendered by SMARTRAC and by no means are intended to limit OTI's right to additional remedy (if any), provided under Section 7 below.

3.11
Unless otherwise requested by OTI, the Production Yield of the Standard Products and non-Standard Products existing as of the date hereof shall be ninety-nine percent (99%) per delivery when memory chips are used and ninety-seven point five percent (97.5%) when microprocessor chips are used. The Production Yield for future Products shall not be less than market standards. If the Production Yield set forth herein is not met, OTI shall be entitled to a compensation from SMARTRAC equal to the cost (a) of the chip and/or (b) of the chip module and/or (c) of the material used in the Products that failed to meet the Production Yield. Such compensation shall be OTI's sole remedy in such event. SMARTRAC undertakes to pay said compensation without delay, and in any event within 30 days of demand by OTI. SMARTRAC shall manage the defective modules as directed by OTI. No rework for microprocessor modules is authorized by OTI.

Section 4
Purchase Prices

4.1	Pricing for e-passport and card-related products that are SMARTRAC Products will be according to the following rules:

4.1.1
Regarding any e-passport and card-related products to the extent they are sold and used in a Patent Protected Country (i.e., exclusive of sales of such e-passport and card-related products in non-Patent Protected Countries):

4.1.1.1
For the first 2.5 million units per calendar year (500,000 with respect to e-passport related-products and 2 million with respect to card-related products), OTI shall receive the OTI special price for such products (without regard to amounts ordered);

4.1.1.2
For any sales in excess of the 2.5 million per calendar year as described in 4.1.1.1 above, OTI shall receive the best price within the sale volume bracket (for total Purchase Orders confirmed by SMARTRAC during any calendar year for the said product and without considering the initial 2.5 million sales for the purpose of applying the respective price range). In any case and without relevance to the amount ordered, the starting price for all e-passport and card-related products sold pursuant to this Section 4.1.1.2 shall be according to the volume bracket that starts at 1 million units in the price list, or the immediate bracket above 1 million units, if a 1 million bracket does not exist (or higher, according to the amount ordered).

4.1.2
Regarding any e-passport and card-related products to the extent it is sold and used in a Non Patent Protected Country (i.e., exclusive of sales of such e-passport and card-related products in a Patent Protected Countries):

4.1.2.1
For card-related products, which are not national identification card related products (those national identification card related products are covered under Section 4.1.2.3 below), SMARTRAC’s pricing for such products sold in or for use in non-Patent Protected Countries shall be adopted, with best price per country being used in situations involving a local project in which the customer is not entitled to export said products from such non-Patent Protected Country. SMARTRAC shall have the right and shall use its best effort to assign its manufacturing obligation with respect to any such card-related products to one or more of its production/manufacturing partners. OTI shall adequately participate (without incurring costs) in any potential cost saving with respect to the contract assignments.

4.1.2.2
For an e-passport related products, which requires production solely in highly secured production facilities, SMARTRAC can only provide single project pricing, which shall be based on the price mechanism set forth in Section 4.1.1.

4.1.2.3
For a national identification card related product, the Parties shall align the pricing country by country. With respect to any such national identification card related product that has no security feature, no patent or other special feature (e.g., do not use special material for its manufacture), SMARTRAC shall have the right and shall use its best effort, subject to OTI’s approval, which shall not be unreasonably withheld, to assign its manufacturing obligation with respect to any such product to one or more of its production/manufacturing partners. OTI shall adequately participate (without incurring costs) in any potential cost saving with respect to the contract assignments.

4.1.3	Price list according to Section 4.1 is set forth in Attachment 4.1.

4.2	OTI's purchase prices for SMARTRAC Products, other than those mentioned in Section 4.1 above, shall be agreed upon on a case by case basis.

4.3
OTI's purchase prices in accordance with the mechanism set forth in Section 4.1 and 4.2 are agreed to be the maximum prices applicable for the term of this Agreement and any future extension thereof. The Parties shall schedule a meeting in November of each year to attempt in good faith to negotiate purchase prices. The negotiations inter alia shall consider the annual forecast per Product provided by OTI and the adjustment of prices according to increases in costs of raw materials for SMARTRAC over a period of three consecutive months. No upward adjustment in the prices shall be made other than (i) adjustment as a result of increase in the cost of raw materials provided that SMARTRAC shall not be entitled to any margins on these costs, and (ii) US Dollar/Euro exchange rates as mentioned in SMARTRAC’S price lists.

4.4
OTI’s purchase price for the following products shall be calculated on the basis of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**: (a) Dual Interface Products; (b) Cards; and (c) OTI Customer Specific Products.

4.5
Upon OTI's request, SMARTRAC shall supply OTI with chips and chip modules. OTI's prices for chip and chip modules shall be **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**.

4.6	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**.

4.7
During the term of this Agreement, SMARTRAC shall provide OTI with an overall initial credit limit of Euro 1,000,000.00 (One Million Euros). The Parties agree to raise this credit limit from time to time, taking into consideration the growth and development of the business conducted by the Parties.

4.8
OTI shall pay amounts up to Euro 500,000.00 (Five Hundred Thousand Euros) due to SMARTRAC for Products sold to OTI on the 20th calendar day of the month following sixty calendar days from the latest of (i) the date of receipt the invoice from SMARTRAC, or (ii) delivery of Products (based on ex-works) for which such amounts are due.

SMARTRAC may send an invoice via e-mail attachment or via registered post. In any case OTI shall confirm the invoice within 4 Working Days of receipt.

4.9
In the event that OTI increases its credit line to Gemalto to an amount in excess of Five Hundred Thousand Euros, SMARTRAC will increase its credit line to OTI for that customer of OTI by the same amount respectively, but under no circumstances will the total credit limit granted by SMARTRAC to OTI exceed the maximum credit line provided for in Section 4.7 above.

4.10
Amounts due to SMARTRAC by OTI that are not covered by the foregoing provisions and that exceed Five Hundred Thousand Euros shall be paid to SMARTRAC by OTI within sixty calendar days from the latest of (a) the date of receiving an invoice from SMARTRAC or (b) delivery of Products for which such amounts are due. In any case OTI shall confirm the invoice within 4 Working Days of receipt.

All payments made by OTI to SMARTRAC shall be paid in full in readily available funds for same day value without set-off, counterclaim or deduction.

4.11
In the event that (a) OTI is late with three payments within any six months period and has not cured such default within five Working Days after receipt of written notice from SMARTRAC, or (b) a certified public accounting firm providing written opinion reasonably questions OTI’s ability to continue as a going concern, SMARTRAC may modify the credit limit under this Section 4 in its sole discretion. Upon curing the default or as soon as OTI is able to continue as a going concern according to a written opinion of certified public accounting firm, OTI shall be entitled to credit line of Euro 1,000,000.00 as specified in Section 4.7 above.

4.12
SMARTRAC’s prices to OTI do not include any national, state or local sales, use, value-added or other taxes, customs duties or similar charges or governmental fees which SMARTRAC may be required to pay or collect upon the sale or delivery of Products or upon collection of the sales price. Should any such tax or levy be made on sales of Products to OTI, OTI agrees to promptly pay same and indemnify SMARTRAC for any claim for such tax or levy demanded.

Section 5
Safety Stock

5.1.
Based on the forecast of OTI, SMARTRAC shall maintain a Safety Stock for the production of Products that is reasonably calculated to provide safety against any delay in production of Products that might result from failure to have such Safety Stocks on hand and immediately available. OTI shall periodically offer its suggestions to SMARTRAC regarding the quantities of such Safety Stocks that OTI believes SMARTRAC should maintain, and SMARTRAC shall respond to such suggestions and enter into discussions with OTI with a view to reaching consensus concerning the appropriate amount of such Safety Stock. An important factor to be considered in determining the appropriate amount of Safety Stocks is the volume of purchases of Products by OTI.

5.2.
OTI shall buy the Safety Stock of Non-Standard Material from SMARTRAC at the latest of (a) the phase out of the OTI Customer Specific Product related to such Safety Stock, or (b) within one year after the termination of this Agreement (unless terminated as a result of the Escalation Process pursuant to Section 12 below), at the same price paid by SMARTRAC for such Non-Standard Material (based on the assumption that Non-Standard Material purchased by SMARTRAC is used on a “first in first out” basis, i.e., in the order purchased, so that the most recently purchased Non-Standard Material shall comprise the Safety Stock of such material at any given time).

5.3.
SMARTRAC shall inform OTI twice a year of the volume of its Safety Stock, for purposes of information only. Such notification shall not release SMARTRAC from its obligations relating to Safety Stock under this Agreement.

Section 6
Warranty

6.1
With respect to any Product delivered by SMARTRAC, SMARTRAC hereby warrants that, during twelve months from the latest of (i) date of delivery of any Product to OTI; or (ii) the date of direct delivery of the Product to a customer of OTI, the Product shall comply with the agreed specifications, shall be in such quality that complies with market standards, and shall be free from defects in design (unless the design was provided by OTI or by OTI’s customer, where an initial drawing provided by OTI or OTI's customer shall in no event be deemed as a design), material, and workmanship. This warranty shall survive any delivery, inspection, acceptance, and payment by OTI.

6.2
OTI shall inspect Products by means of random sample inspection shipped to it by SMARTRAC as soon as practicable to determine their conformance to the Purchase Order and shall advise SMARTRAC as soon as practicable if a defect in a Product is discovered. OTI waives any right to assert a claim against SMARTRAC arising from any non-conformity of Products sold hereunder which would have been observable upon said random sample inspection or testing within thirty days after delivery to OTI.

6.3
In the event OTI detects a defect (“Defect”) in a Product within the warranty period specified above, upon OTI’s written notice to SMARTRAC within 30 Working Days after detecting the Defect, describing in reasonable detail (i.e., such detail as will enable SMARTRAC to easily identify the alleged Defect) the nature of the alleged Defect together with the Product in question to SMARTRAC, SMARTRAC shall thereupon have the right to perform an examination of the Product and shall notify OTI in writing of its conclusions within 15 calendar days from receipt of the defective products by SMARTRAC.

6.3.1	If and to the extent that the Parties agree that the Defect is attributable to SMARTRAC, in OTI's sole discretion and without prejudice to any other rights of OTI under this Agreement or at law to:

(a)	as soon as practicable, but no later than one week for a Standard Product and two weeks for a Non-Standard Product, to replace the defective Product at no cost to OTI; or

(b)
as soon as practicable SMARTRAC shall correct, at no cost to OTI, any defective Product by repairing it, at OTI’s location, provided SMARTRAC determines that it is possible to repair the defective Product; or

(c)	if so requested by OTI, accept a return of such defective Product to SMARTRAC at SMARTRAC’s expense and refund in cash as soon as practicable, to OTI the purchase price of the defective Product

6.3.2
If and to the extent that SMARTRAC concludes following the inspection made according to Section 6.3 that the Defect is not attributable to SMARTRAC, and OTI disagrees to such conclusion, then the Parties will nominate a mutually agreed expert whose determination on the matter shall be final and binding.

6.4
SMARTRAC’s warranty of Products shall not apply to any Product or component or part of a Product to the extent damage is caused by (a) a normal wear and tear of the Product, (b) operation above rated capacity or by excessive use compared to the Products specification, (c) a negligent or faulty use, alteration, improper storage, maintenance, repair, operation, or handling by OTI or an OTI customer, which were designed, provided and/or consigned by OTI, unless the design and/or the specification was approved by SMARTARC, or (d) installation or operation not in accordance with the operating instruction, if any, for the Product.

6.5
THE WARRANTY OF SMARTRAC EXPRESSED ABOVE SHALL BE IN LIEU OF ANY OTHER WARRANTY, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.6
SMARTRAC’S SOLE LIABILITY AND OTI’S SOLE REMEDY WITH REGARD TO WARRANTY AS SPECIFIED IN THIS SECTION 6, IS LIMITED TO EITHER (A) REPAIR OR REPLACEMENT OF DEFECTIVE PRODUCTS OR PARTS THEREOF, OR (B) AT OTI'S OPTION, RETURN OF THE PRODUCTS TO SMARTRAC AND REFUND OF THE PURCHASE PRICE.

6.7	The terms and conditions of SMARTRAC’s warranty set forth herein shall apply to any replaced or repaired Product.

6.8
Upon OTI’s request, the Parties shall discuss on a case by case basis the extension of the scope of warranty for Products. The price for the extended warranty shall be the most favorable price offered to other SMARTRAC customers for similar products.

6.9
Any description or representation by SMARTRAC or its agents regarding the use, application, and suitability for a certain purpose, or any of them, of the Products shall be construed as a warranty pursuant Section 6.1 only if made in writing directly from SMARTRAC to OTI. Descriptions may be provided as a specification, sample, model, bulletin, drawing, diagram, engineering sheet, or similar material. Advertisement material sent to OTI and/or supposed to address the general public will not be regarded as a description.

6.10
OTI shall make best efforts (and shall provide evidence therefore) in preventing the further use of any allegedly defective Product immediately upon being identified as defective by OTI or OTI’s customer.

Section 7
Limitation of Liability

UNDER NO CIRCUMSTANCES WILL A PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER LOSS, DAMAGE OR EXPENSE OF ANY KIND, INCLUDING LOSS OF PROFITS, ARISING IN CONNECTION WITH THIS AGREEMENT OR WITH THE SALE OR USE O PRODUCTS SUPPLIED PURSUANT TO THIS AGREEMENT.

Section 8
Third Party Rights Infringement,
Indemnification and Limitation of Liability

8.1
SMARTRAC represents that as the date hereof, to the best of its knowledge, the development, manufacture use, and sale of the SMARTRAC Products currently in existence (but not any components obtained from Third Parties such as chips, displays and similar products, or from OTI) by SMARTRAC do not infringe any Third Party’s Intellectual Property Rights and that it has obtained all rights and authorizations required for the development, manufacture, use, and sale of the SMARTRAC Products including the authorizations required from its personnel, inventors, designers and more generally any Person directly or indirectly involved in any development work, or from any Third Party. The limitation of liability pursuant to Section 8.3 below and Section 7 above shall not apply in the event of breach of the representation set forth in this Section 8.1.

8.2
OTI RECOGNIZES AND ACKNOWLEDGES THAT ONE OR MORE OF SMARTRAC’S PRODUCTS (INDIVIDUALLY, “DISPUTED PRODUCT” AND COLLECTIVELY, “DISPUTED PRODUCTS”) UNDER THIS AGREEMENT MAY INFRINGE UPON THIRD PARTY INTELLECTUAL PROPERTY RIGHTS IN ONE OR MORE COUNTRIES AND JURISDICTIONS OF THE WORLD (INDIVIDUALLY, “DISPUTED COUNTRY” and COLLECTIVELY, “DISPUTED COUNTRIES”). THEREFORE SMARTRAC SHALL BE ENTITLED TO EXPRESSLY PROHIBIT IN A WRITTEN NOTICE TO OTI THE SALE, AND RESTRICT (INCLUDING COMPLETELY DENYING AND AVOIDING) ANY LIABILITY RELATING TO INTELLECTUAL PROPERTY RIGHTS IN ANY OF THE DISPUTED COUNTRIES WITH RESPECT TO ANY OF THE DISPUTED PRODUCTS SOLD FOLLOWING THE RECEIPT OF SUCH NOTICE BY OTI. SUCH WRITTEN NOTICE SHALL INCLUDE THE RELEVANT BASIS AND GROUNDS FOR SMARTRAC’S DETERMINATION REGARDING THE ALLEGED INFRINGMENT.

IN THE EVENT THAT IN OTI’S OPINION THERE ARE NO SUFFICIENT GROUNDS FOR SMARTRAC’S DETERMINATION THAT THE PRODUCT MAY INFRINGE UPON THIRD PARTY INTELLECTUAL PROPERTY RIGHTS IN ONE OR MORE COUNTRIES THE PARTIES SHALL NOMINATE AN EXPERT WHOSE DETERMINATION ON THE MATTER SHALL BE FINAL AND BINDING. IN THE EVENT THE PARTIES FAIL TO AGREE ON THE INDENTITY OF THE SAID EXPERT THEN THE CHAIR OF THE BAR IN THE DISPUTED COUNTRY SHALL NOMINATE SUCH EXPERT.

OTI SHALL NOT SELL OR USE SMARTRAC’S DISPUTED PRODUCTS IN ANY SUCH DISPUTED COUNTRIES AND OTI SHALL BE ENTITLED TO RETURN TO SMARTRAC ANY DISPUTED PRODUCTS THAT OTI PURCHASED FOR SALE OR USE IN ANY DISPUTED COUNTRY AND RECEIVE A REFUND FROM SMARTRAC OF THE PRICE PAID BY OTI FOR THE RETURNED PRODUCTS. WITH RESPECT TO ANY DISPUTED PRODUCT IN ONE OR MORE DISPUTED COUNTRIES, OTI SHALL HAVE THE RIGHT TO BUY SUBSTANTIALLY SIMILAR PRODUCTS FROM SUPPLIERS OTHER THAN SMARTRAC FOR USE IN SUCH COUNTRY OR COUNTRIES EVEN IF SUCH PRODUCTS ARE EXCLUSIVE PRODUCTS (AS DEFINED IN THIS AGREEMENT)

8.3
IF A THIRD PARTY RAISES A CLAIM AGAINST OTI FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY A PRODUCT SUPPLIED BY SMARTRAC, OR IF OTI IS IN ANY MANNER PREVENTED FROM USING OR SELLING A PRODUCT AS A RESULT OF SUCH AN INFRINGEMENT CLAIM, THE TOTAL LIABILITY OF SMARTRAC TO OTI SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE REVENUE FOR IMPACTED PRODUCT FAMILY ACTUALLY PAID BY OTI TO SMARTRAC DURING THE TWELVE MONTHS PERIOD PRECEDING THE ALLEGED INFRINGEMENT.

8.4
SMARTRAC shall forthwith notify OTI if any Third Party makes a reasonable claim or reasonable demand or brings an action against, or gives notice of an intention to make or bring a claim, demand or action against OTI or SMARTRAC or raises a reasonable claim which may be considered as being likely to affect the performance by SMARTRAC of its obligations and undertakings under this Agreement or any related contracts.

8.5
In the event that a Third Party raises a reasonable claim or a reasonable demand or brings an action against, or gives notice of an intention to make or bring a claim, demand or action against OTI or SMARTRAC relating to infringement of Intellectual Property Rights, then notwithstanding any other provisions of this Agreement, OTI shall have the right to purchase the Exclusive Products subject to such claim, demand or action from Third Parties until such matter is resolved. SMARTRAC shall also be obligated to repurchase (at cost) from OTI all products sold by SMARTRAC to OTI that infringe on any Intellectual Property Right.

8.6
SMARTRAC assumes no liability for damages resulting from infringements of Intellectual Property Rights resulting from (a) modifications to Products made by any Person other than SMARTRAC, and/or (b) the use of the Products by OTI in combination or as part of or with other products, unless such combination is the intended use of the Product. OTI shall forthwith notify SMARTRAC if any Third Party makes a claim or demand or brings an action against, or gives notice of an intention to make or bring a claim, demand or action against OTI or SMARTRAC which may reasonably be considered as being likely to affect the performance by SMARTRAC of its obligations and undertakings under this Agreement or any related contracts.

Section 9
Special Technology

9.1
SMARTRAC hereby undertakes to manufacture Dual Interface Products for OTI. The Dual Interface Products shall be based on OTI HERA Technology. In the framework of the APA, SMARTRAC shall receive all Dual Interface intellectual property rights as outlined in Attachment 9.1 hereto ("Dual Interface IP").

9.2
Following the transfer of the Dual Interface IP to SMARTRAC, SMARTRAC shall be the exclusive owner of the Dual Interface IP. Along with the stipulations in the APA with regard to the Dual Interface IP, OTI warrants to the best of its knowledge that the Dual Interface IP is in every aspect sufficient to enable SMARTRAC to produce the Dual Interface Products for the purpose of this Agreement.

Section 10
Confidentiality

At the time of the execution and delivery of this Agreement the Parties shall also execute Non-Disclosure Agreement in the form attached as Attachment 10.1.

Section 11
Term and Extensions of this Agreement

11.1
This Agreement shall become effective on the later of (a) the Closing Date of the APA, or (b) when SMARTRAC advises OTI that sufficient transfers of the Assets have been made to SMARTRAC to enable it to begin production of Products pursuant to this Agreement, but in any case not later than the end February 2010.

11.2
This Agreement shall remain effective for a period from the date specified in 11.1 until December 31, 2014; provided that OTI shall have the unilateral right to extend the term of this Agreement ten times for consecutive one-year-period each, by providing written notice to SMARTRAC at least thirty days prior to December 31, 2014 or December 31 of any year thereafter.

11.3
Each Party shall have the right to terminate this Agreement at any time by giving notice thereof in writing to the other Party if the other Party (i) becomes insolvent, or enters into an arrangement with creditors or makes an assignment for the benefit of creditors, or becomes the subject of a bankruptcy, receivership or trusteeship proceeding, or (ii) fails to perform any of its obligations hereunder, and such failure continues uncured for more than thirty (30) days following notice of such failure from the other Party, describing the failure in reasonable details, provided that the escalation process has been complied with.  A termination of this Agreement under this Section shall not in any way limit, or be deemed a waiver of, any other rights and remedies available to either Party pursuant to this Agreement, by reason of a breach of this Agreement by the other Party.

Section 12
Escalation Process

12.1
If any dispute arises out of or in connection with this Agreement, SMARTRAC and OTI agree to use their best and good faith efforts to settle the dispute through consultation and negotiation and a spirit of mutual cooperation.

12.2
If the Parties fail to agree upon a settlement of any dispute hereunder, then resolution shall be escalated to negotiations between the respective heads of business departments of SMARTRAC and OTI, and failing agreement between them, resolution shall be further escalated to negotiations between the Chief Executive Officers of SMARTRAC and of OTI. If this management escalation process has not produced agreement within fourteen Working Days of its initiation, but in any case not later than 4 months after the commencement of negotiations between the parties pursuant to Section 12.1, then the Parties shall be free to take legal action pursuant to Section 12.3.

12.3
In case either Party claims that there has been a breach of any provision of this Agreement by the respective other Party that has not been resolved by the escalation provisions of Section 12, the Parties agree that such claim shall solely be determined by arbitration administered by the International Centre for Dispute Resolution (a division of the American Arbitration Association) in accordance with International Arbitration Rules. The number of arbitrators shall be three. The place of arbitration shall be Wilmington, Delaware. The language of the arbitration shall be English. The resolution of such panel of arbitrators shall be final and binding. Subject to Section 7 above, the arbitrator shall be authorized to grant the Parties any remedy, but in no event shall the panel of arbitrators be authorized or empowered to grant to OTI a license to use SMARTRAC’s Intellectual Property Rights as a remedy. Until an award is rendered by the panel of arbitrators, OTI may use a source other than SMARTRAC to obtain products similar to the Product or Products that is/are the subject matter of the arbitration and SMARTRAC shall not sue OTI claiming infringement of any Intellectual Property Right or rights related to the Product or Products that is/are the subject matter of the arbitration.

12.4
The escalation process described in this Section 12 shall not apply to disputes arising in connection with Section 2.3 and 3.3 above. Disputes pursuant to Section 2.3 and 3.3 above shall be resolved according the process described in said section.

Section 13
Amendments and Waivers

13.1
Failure of either Party hereto to enforce any provision or right of this Agreement shall in no way be considered to be a waiver of such provision or right and shall in no way affect the validity of this Agreement and shall not prejudice such Party from later enforcing or exercising the same or any other provisions or rights which it may have under this Agreement.

13.2
No addition to, amendment, modification or waiver of any provision of this Agreement shall be binding upon either Party unless it is in writing and signed by a duly authorized representative of both Parties.

Section 14
Assignment

14.1	Neither Party may assign this Agreement without the prior written consent of the other Party, it being agreed that such consent shall not to be unreasonably withheld.

Notwithstanding the foregoing, in the event that a Party sells all or substantially all of its assets to a Third Party, not in an artificial transaction or other transaction that is only designed to circumvent the need to obtain the consent of the other Party for the assignment of this Agreement as specified above ("Sale of Assets Deal"), then this Agreement may be assigned upon written notice to the other Party (based on the assigning Party's sole discretion) and the consent of the other Party shall not be required.

In the event that a Party engages in (a) a Sale of Assets Deal, or (b) a sale of all or substantially all of its shares to a Third Party, or (c) merges with and into another entity (owned by Third Party) where it is not the surviving entity with a competitor or a customer of the other Party, then in such transactions it shall be required, notwithstanding the foregoing, to obtain the consent of the other Party. In the event that the other Party does not provide its consent within 14 Working Days following receipt of a notice, then the Party who wishes to engage in said transaction will have the right to terminate this Agreement without a right for remedy to the other Party, provided that it concludes the proposed transaction.

14.2
The foregoing Section 14.1 to the contrary notwithstanding, SMARTRAC and OTI may each assign its rights and obligations under this Agreement to one or more of its Affiliates. In the event of any such assignment, the assigning Party shall remain liable under this Agreement and guarantee the non-assigning Party that the assignee will assume and perform all rights and obligations of the assigning Party under this Agreement and that the assignee is able to fulfil its duties under this Agreement. As an example of this Section 14.2, if SMARTRAC assigns its rights and obligations under this Agreement to one of its Affiliates (“Assignee”), SMARTRAC would be obligated as a guarantor to guarantee the performance by Assignee of any obligation under this Agreement to OTI.  An additional example would be a sale by an Affiliate of SMARTRAC to an Affiliate of OTI. In that situation, SMARTRAC would be obligated to OTI Affiliate as a guarantor of the obligations of SMARTRAC’s Affiliate to the OTI Affiliate; and OTI would be obligated to SMARTRAC’s Affiliate as a guarantor of the payment and performance by OTI’s Affiliate to SMARTRAC’s Affiliate.

Section 15
Non-Production

15.1
During the term of this Agreement and any extension of said term, OTI shall cease the production of Exclusive Product. This obligation of OTI to cease such production includes the understanding and agreement by OTI that it will not transfer knowledge relating to the Exclusive Product production to any Third Party, unless in such events specified in this Agreement, pursuant to which OTI can use Third Parties to produce such Exclusive Products.

15.2
OTI acknowledges and agrees that the restrictions contained in this Section 15 are fair and reasonable and necessary to accomplish the scope objectives contemplated by this Agreement. If, at the time of enforcement of any provision of this Section 15, a court or other tribunal shall hold that the restrictions therein are unreasonable or unenforceable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

15.3
The Parties agree that, in the event of any breach by a Party of any of the provisions of this Agreement, money damages may be inadequate and the other Party may not have an adequate remedy at law. Accordingly, notwithstanding anything to the contrary contained in the this Agreement, the Parties agree that such Party shall have the rights, in addition to any other rights and obligations under this Agreement, to seek an adequate remedy for such breach, in any court having jurisdiction over the matter, not only by an action for damages but also by an action or actions for specific performance, injunction and /or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 15.

Section 16
Force Majeure

Deliveries may be cancelled by either Party without liability in case of an act of God, war, riots, fire, explosion, flood, strike, lockout, injunction, inability to obtain fuel, power, raw materials, labour, containers, transportation facilities, accident, malfunction of machinery, apparatus, national defence requirements, acts of local, state or national governments, or any similar cause beyond the control of such Party, which prevents the manufacture, shipment, acceptance or consumption of a shipment of goods or raw materials or other materials upon which the manufacture of goods is dependent. If, because of any such circumstances, SMARTRAC is unable to supply Products, SMARTRAC may allocate its available supply among itself and all of its customers, including those not under contract with SMARTRAC, in an equitable manner. Except to the extent of cancellation of deliveries or allocation of supply hereunder, this Agreement shall remain unaffected. Further, SMARTRAC shall not be liable to OTI under this Agreement for any damages or expenses caused by delay in delivery because of such circumstances. In any event of SMARTRAC not being able to supply Products due to Force Majeure as specified in this Section 16, OTI shall have the right to buy Exclusive Products from Third Parties, until SMARTRAC is able to supply OTI with the Products again.

Section 17
Severability

If any provision or part of any provision of this Agreement, including any attachment hereto (all of which attachments are part of this Agreement), is invalidated by operation of law or otherwise, the provision or part will to that extent be deemed omitted and the remainder of this Agreement will remain in full force and effect. Should the case arise, the Parties agree that such invalidated provision or part thereof shall be replaced by a similar but legally valid provision which is as close as possible in effect to the invalidated provision or part thereof.

Section 18
Entire Agreement

This Agreement constitutes the final and entire understanding with respect to the subject matter hereof and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations, warranties, negotiations and understandings, whether oral or written by any Party hereto, including without limitations, the agreement between the Parties and Millennium Card’s Technology entered on September 15, 2009 as amended on November 5, 2009.

Section 19
Miscellaneous

19.1	Any changes or amendments to this Agreement including any changes or amendments to this provision must be in written form in order to be valid and binding.

19.2	This Agreement is written in the English language, and all matters dealing with this Agreement shall be in English.

19.3
Each Party acknowledges and confirms that it and its counsel have reviewed this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be employed in the interpretation and construction of this Agreement. In addition, the headings used in this Agreement are for convenience only and in no event shall be used for interpreting this Agreement.

19.4
All notices and other communications under this Agreement (except for those required pursuant to Section 2.3 and 3.3 above with regard to which the Parties may not use a different manner of notices) shall be in writing and shall be given or made by delivery in person (and shall be deemed to have been duly given upon such delivery), by overnight courier service (and shall be deemed to have been duly given two Working Days after delivery to the courier service), by facsimile (and shall be deemed to have been duly given after transmission in full with electronic confirmation of transmission if delivered during recipient’s business hours, or on the next Working Day if delivered after recipient’s business hours), by email (and shall be deemed to have been duly received at the time sent by the sending Party), or by registered or certified mail (postage prepaid, return receipt requested) (and shall be deemed to have been duly given five Working Days after delivery to the mail service) to the respective parties at the following addresses (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

If to OTI:

On Track Innovations Ltd.

Z.H.R. Industrial Zone, Rosh Pina 12000, ISRAEL

Tel: +972-4-686-8000

Fax: +972-4-693-8887

Attn.: Oded Bashan, Chairman and CEO

If to SMARTRAC:

SMARTRAC N.V.

Strawinskylaan 851

1077 XX Amsterdam

The Netherlands

Phone: +31 20 30 50 150

Fax: +31 20 30 50 155

Attn.: Dr. Christian Fischer (CEO), Manfred Rietzler (CTO)

The receiving Party shall be required to send notices in the same or more expedite manner as used by the sender with regard to the same subject matter.

Section 20
Governing Law and Jurisdiction

20.1
Each Party to this Agreement hereby agrees and specifies that this Agreement shall be governed by and construed under the laws of the State of Delaware in the United States of America (including the Uniform Commercial Code as adopted in Delaware), without regard to principles of conflicts of laws. The International Convention of Sales of Goods shall not apply to this Agreement.

20.2	Each Party further agrees and specifies that (except as specifically provided in Section 12.3) such Party shall be subject to the jurisdiction of the courts of Delaware.

20.3
SMARTRAC may be served with legal process c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904 Delaware or at such Party’s address set forth above or if different, at the principal office of the Party wherever that office may be in the world at the time such service is made or attempted to be made, or at whatever address is permitted by the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.

20.4
OTI may be served with legal process c/o OTI America, Inc., 111 Wood Ave. South, Suite 105, Iselin, New Jersey 08830 or at such Party’s address set forth above or if different, at the principal office of the Party wherever that office may be in the world at the time such service is made or attempted to be made, or at whatever address is permitted by the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters.

20.5	Each of the Parties commits to maintain the appointment of said agent of process for at least ten years from the date hereof.

This Agreement may be executed in multiple counterparts, each of which when executed and delivered, shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written below.

Dated this 22nd day of December, 2009.

SMARTRAC N.V.

By: /s/ Dr. Christian Fischer

Printed Name: Dr. Christian Fischer

Printed Title: CEO

By: /s/ Manfred Rietzler

Printed Name: Manfred Rietzler

Printed Title: CTO

ON TRACK INNOVATIONS LTD.

By: /s/ Oded Bashan

Printed Name: Oded Bashan

Printed Title: CEO

By: /s/ Tanir Horn

Printed Name: Tanir Horn

Printed Title: CFO

Attachment 2.1    Specification Process

The specification process shall be as follows:

A.	OTI sends-in the draft specification.

 This initial specification should include:

1.	Product drawing or sketch

a.	Form factor

b.	Dimensions, size, thickness

c.	Required tolerances

2.	Chip definition or chip requirements

3.	Antenna specification

a.	Frequency requirements

b.	Geometrical dimensions

c.	Q-factor requirements if any

4.	Material specifications or requirements

5.	Other requirements (if any); i.e. rated capacity and / or threshold for excessive use

B.	SMARTRAC will define a specification based on above input as D-xxxx drawing (draft-drawing; for example, please refer to ANNEX);

C.	Within 3 Working Days after getting the input from OTI SMARTRAC will send this D-xxxx-drawing to OTI for approval;

D.	Within 3 Working Days after getting the written approval from OTI, SMARTRAC will convert this D-type of drawing into an A-xxxx-drawings (real production drawing);

E.
SMARTRAC will then produce the first set of samples and send (i) several samples to OTI for quality control, and (ii) if required by OTI several samples to customer of OTI for design-in and test (quantities needs to be defined in accordance with Section 3.7 of the Agreement).

 1 week if all tools and raw materials are available. If special material or tooling is required, this period could be longer according the external lead time.

F.	OTI will give the final approval on the real samples;

G.	SMARTRAC is ready to accept volume orders based on this specific A-xxxx-drawing;

H.
If any adoptions / changes are required as per OTI request or approval, SMARTRAC will use a revision-system in the D-xxxx / A-xxxx-drawing, starting with P0 (original version), P1 (first revision) forthwith, to track such changes.

ANNEX to Attachment 2.1

**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Attachment 2.6.    SMARTRAC PRODUCTS

Products for "Security Segement"

A.           eID

ePASSPORT INLAY

The best choice for security

SMARTRAC contributes to the world of secure travel by offering a wide range of tailor-made ePassport inlay solutions to its customers.  The inlays are made from laminated polycarbonate (PC) or polyester (PET) and can be incorporated into the data page of a passport.  In addition, SMARTRAC offers an alternative solution for the ePassport cover with DURASOFT™, a resilient material which enhances the documents lifespan and durability (10 years).

The new SMARTRAC eCover comes with CAP (Chip Activation Protection) to ensure that personal information stored on the chip of an electronic Passport can only be read by authorized parties as it prevents the antenna from transmitting any data as long as the Passport is closed.

Both inlay solutions are based on the latest proven technology. Fast memory access and data protection take the security of SMARTRAC ePassport inlays to a new level.  As the worldwide leading supplier of contactless inlays, SMARTRAC guarantees reliable and flexible solutions that set standards and will meet customers’ most specific needs.

Overview
Operating Frequency
13.56 MHz
Material
PC, PET-G, DURASOFT™, Composite

Standard
ISO 14443 + ICAO compliant
Applications
- Secure Identification

Benefits
- Various sheet dimensions and chips available
- Durability
- Reliability
- Proven technology
- Fulfils highest quality and security standards

www.smartrac-group.com          sales-europe@smartrac-group.com

ePASSPORT INLAY

The best choice for security

Technical Features

Operating
Dimension	Temperature	Frequency	Material	Thickness	Available ICs

ID-3 Inlay size (88 mm x 125 mm)	-25°C to +50°C	13.56 MHz	PC, PET-G, DURASOFT™, Composite	Typical 400 ± 30 µm	ICAO compliant chips and Operating Systems

About SMARTRAC N.V.
SMARTRAC is a leading manufacturer and supplier of RFID (Radio Frequency Identification) components for a broad bandwidth of applications in all current frequency standards. The company produces ready-made as well as customized transponders for public transport, access control, animal identification, industry and logistics.

SMARTRAC is the global leader in high-quality RFID inlays for passports with integrated, contactless chips (ePassports), contactless credit cards (ePayment) as well as for RFID transponders for public transportation applications and car immobilizers. SMARTRAC was founded in 2000 and since going public in July 2006 has been trading as a stock corporation under Dutch law with its registered headquarters in Amsterdam. The company currently employs some 2.600 employees and maintains a global research and development, production and sales network.

For further information, please contact: SMARTRAC TECHNOLOGY GmbH Albstrasse 14 70597 Stuttgart, Germany Phone: +49 711 656 926-10 Fax: +49 711 656 926-11 sales-europe@smartrac-group.com
Sales Asia Pacific
SMARTRAC TECHNOLOGY Pte. Ltd.
6 Greenleaf Walk,
Amsterdam Building 2-8
Singapore 279227
sales-asia@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Mool, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

B.           Cards

ACTIVE CARD PRELAM®

High on practicality and functionality

The SMARTRAC ACTIVE CARD PRELAM® is an inlay specially developed for advanced card applications. Equipped with multiple components including display module, LED, battery, switch or other electronic parts, it is suited to provide more functionality, convenience or security on the card.

One current application field for the active card inlays is one-time-password (OTP) cards that increase the security of ePayment processes significantly.

PRELAM® stands for pre-laminated. This means that the single layers are fused together under pressure and high temperature in special lamination press machinery after the electronic parts have been embedded into the carrier material and assembled. This prelaminated or PRELAM® structure is ideal for making pre-printed cards with many security features using standard card production processes.

SMARTRAC inlays for active cards have very similar physical characteristics to common inlays for RFID applications, so that experienced card manufacturers can process them into an ISO compliant card with ease. This makes ACTIVE CARD PRELAM® the perfect choice for advanced card solutions.

Overview
Operating Frequency
125 kHz (Low Frequency)
13.56 MHz (High Frequency)
UHF bandwidths:
US 902 - 928 MHz
EU 865-878 MHz
JP 952-954 MHz
or no RF functionality
Material
PVC
Standard
ISO 7816 compatible
Applications
- eBanking
- Access control
- Identification
- Fancy/ Gift cards

Benefits
- Security
- Practical form factor
- Customized layout possible

www.smartrac-group.com          cards@smartrac-group.com

ACTIVE CARD PRELAM®

High on practicality and functionality

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thickness	Other Componments

3x6	-25°C to +50°C	LF/ HF/ UHF Or no RF functionality	PVC	Typical 520 µm	Display module LED, battery, switch

3x7	-25°C to +50°C	LF/ HF/ UHF Or no RF functionality	PVC	Typical 520 µm	Display module LED, battery, switch

3x8	-25°C to +50°C	LF/ HF/ UHF Or no RF functionality	PVC	Typical 520 µm	Display module LED, battery, switch

Max: 320 x 480 mm	-25°C to +50°C	LF/ HF/ UHF Or no RF functionality	PVC	Typical 520 µm	Display module LED, battery, switch

* Other formats are available upon request.

About SMARTRAC N.V.
SMARTRAC is a leading manufacturer and supplier of RFID (Radio Frequency Identification) components for a broad bandwidth of applications in all current frequency standards. The company produces ready-made as well as customized transponders for public transport, access control, animal identification, industry and logistics.

SMARTRAC is the global leader in high-quality RFID inlays for passports with integrated, contactless chips (ePassports), contactless credit cards (ePayment) as well as for RFID transponders for public transportation applications and car immobilizers. SMARTRAC was founded in 2000 and since going public in July 2006 has been trading as a stock corporation under Dutch law with its registered headquarters in Amsterdam. The company currently employs some 2.600 employees and maintains a global research and development, production and sales network.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

DDI PRELAM®

High on practicality and durability

SMARTRAC’s Durable Dual Interface (DDI) PRELAM® is  the  inlay  incorporating Dual Interface modules to produce ISO 7816/ ISO 14443 compliant cards for ePayment, access control and identification.

PRELAM® stands for pre-laminated. This means that the single layers are fused together under pressure and high temperature in special lamination press machinery after the electronic parts have been embedded into the carrier material and assembled. This prelaminated or PRELAM® structure is ideal for making pre-printed cards with many security features using standard card production processes.

In contrast to conventional Dual Interface technology, where the module is implanted via conductive tape or adhesive material,  the unique SMARTRAC Durable Dual Interface PRELAM® comes ready with an integrated Dual Interface module. The module is connected  via thermo compression bonding. This interconnection provides superior durability and  longer life compared to conventional DI solutions.

The SMARTRAC DDI PRELAM® enables customers using hot lamination processes to manufacture dual interface cards with minimal additional investments. Only a simple punch machine for punching cavities into the print layer is needed by the card manufactures.

Overview
Operating Frequency
13.56 MHz
Operating Temperature
-25°C to +50°C
Material
PVC, PC, PET-G
Standard
ISO 7816/ ISO 14443
Applications
- ePayment
- Secure Identification
- Access control

Benefits
- Customized formats and chips available
- Minimal investment needed by card manufacturers
- Highest durability
- Greater reliability than conventional
Dual Interface Technology

www.smartrac-group.com          cards@smartrac-group.com

DDI PRELAM®

High on practicality and durability

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thickness	Available ICs

3x6	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	330 ± 30 µm	Dual Interface chip modules from Infineon, NXP and ST

3x7	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	330 ± 30 µm	Dual Interface chip modules from Infineon, NXP and ST

3x8	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	330 ± 30 µm	Dual Interface chip modules from Infineon, NXP and ST

5x5	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	330 ± 30 µm	Dual Interface chip modules from Infineon, NXP and ST

Max: 325 x 475 mm	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	330 ± 30 µm	Dual Interface chip modules from Infineon, NXP and ST

* Other formats are available upon request.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

DUAL FREQUENCY PRELAM®

Higher efficiency and multi-functionality

The SMARTRAC DUAL FREQUENCY PRELAM® is ideally suited for hybrid applications such as access control and payment accomodating the growing demand for RFID transponders with various read range requirements in the standard card format.

PRELAM® stands for pre-laminated. This means that the single layers are fused together under pressure and high temperature in special lamination press machinery after the electronic parts have been embedded into the carrier material and assembled. This prelaminated or PRELAM® structure is ideal for making pre-printed cards with many security features using standard card production processes.

Available in PVC, PC, PET-G or Teslin® and with a range of chip sets on offer, the SMARTRAC DUAL FREQUENCY PRELAM® is compliant  with  all the respective standards applicable to the three frequencies.

Overview
Operating Frequency
125 kHz (Low Frequency)
13.56 MHz (High Frequency)
UHF bandwidths:
US 902 - 928 MHz
EU 865-878 MHz
JP 952-954 MHz
Operating Temperature
-25°C to +50°C
Material
PVC, PC, PET-G, Teslin®
Standard
ISO 14443, ISO 15693
ISO 18000
Applications
- Access control
- ePayment
- Identification
- Automated fare collection

Benefits
- Customized formats and chips available
- Available in hybrid combinations LF/HF and HF/UHF
- Good yield rates
- Highest mechanical durability and lifetime
- Optimal calibration between two antennas

www.smartrac-group.com          cards@smartrac-group.com

DUAL FREQUENCY PRELAM®

Higher efficiency and multi-functionality

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thickness	Available ICs

3x6	-25°C to +50°C	LF - HF	PVC, PC, PET-G,	Typical between	Atmel, EM Marin, Infineon,
3x7			Teslin®	380 and 460 µm	Inside, LEGIC, NXP, Sony
3x8
4x10
5x5
6x6
7x8
Max: 525 x 650 mm

3x6	-25°C to +50°C	HF - UHF	PVC, PC, PET-G,	Typical between	Alien, EM Marin, Impinj, Infine-
3x7			Teslin®	380 and 460 µm	on, Inside, LEGIC, NXP, Sony
3x8
4x10
5x5
6x6
7x8
Max: 525 x 650 mm

* Other formats are available upon request

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

FeliCa PRELAM®

High on functionality and durability

SMARTRAC FeliCa PRELAM® incorporates the contactless IC technology developed by Sony, with excellent electrical performance and outstanding read/ write capabilities.

PRELAM® stands for pre-laminated. This means that the single layers are fused together under pressure and high temperature in special lamination press machinery after the electronic parts have been embedded into the carrier material and assembled. This prelaminated or PRELAM® structure is ideal for making pre-printed cards with many security features using standard card production processes.

SMARTRAC’s FeliCa PRELAM® comes with reference edges, optional printed cross marks, copper wire fiducials registration holes that provides card manufacturers with a durable and convenient card solution for various applications including identification, mass transit, access control and payment.

Overview
Operating Frequency
13.56 MHz
Operating Temperature
-25°C to +50°C
Material
PVC, PC, PET-G
Applications
- Automatic fare collection
- Identification
- Ticketing

Benefits
- ISO compliant
- Various sheet formats available

www.smartrac-group.com          cards@smartrac-group.com

FeliCa PRELAM®

High on functionality and durability

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thickness	Available ICs

3x6	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

3x7	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

4x10	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

5x5	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

6x6	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

6x11	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

7x8	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

Max: 580 x 705 mm	-25°C to +50°C	13.56 MHz	PVC, PC, PET-G	Typical 400 µm	Sony FeliCa 4kbyte FRAM

* Other formats are available upon request.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

PRELAM®

High on functionality and choice

SMARTRAC’s PRELAM® provides card manufacturers with a durable and convenient solution for the manufacture of finished cards. PRELAM® stands for pre-laminated. This means fusing together single layers under pressure and high temperature in special lamination press machinery after the electronic parts have been embedded into the carrier material and assembled. The fusing together of the different layers of thermoplastic material into one homogeneous sheet, seals the transponder hermetically. This prelaminated or PRELAM® structure is ideal for making pre-printed cards with many security features using standard card production processes.

The low frequency PRELAM® incorporates an air wound coil, whilst the high frequency PRELAM® is manufactured based on SMARTRAC’s patented wire embedding technology. It is a multi-layered construction and is available in materials  such as PVC, PC, PET-G or Teslin®.

Other variables like the size and the shape of the antenna can be adapted to the specific requirements of the customer.  Customers can also select different sheet formats such as 3X7, 4X10, 6X6 or other customized layouts. To facilitate card production, the SMARTRAC PRELAM® sheets come with trimmed reference edges and optional printed cross marks and registration holes.

Benefits of the SMARTRAC PRELAM® include durability and the ability to testify excellent electrical performance.  Compliant with all of the various ISO standards it is particularly suited for contactless card applications such as automated fare collection, access control, ePayment and identification.

Overview
Operating Frequency
125 kHz (Low Frequency)
13.56 MHz (High Frequency)
UHF bandwidths:
US 902 - 928 MHz
EU 865-878 MHz
JP 952-954 MHz
Operating Temperature
-25°C to +50°C
Material
PVC, PC, PET-G, Teslin®
Standard
ISO 14443, ISO 15693, ISO 18000
Applications
- Automated fare collection
- Identification
- Access control
- ePayment

Benefits
- Available in LF, HF and UHF
- Customized formats and chips available
- Highest mechanical durability and lifetime
- High yield rates in card production
- Can be processed with standard card
manufacturing equipment

www.smartrac-group.com          cards@smartrac-group.com

PRELAM®

High on functionality and choice

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thickness	Available ICs*

2x2	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

3x6	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

3x7	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

4x10	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

5x5	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

6x6	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

6x11	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

6x12	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

7x8	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

Max: 580 x 705 mm	-25°C to +50°C	LF/ HF/ UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Atmel, EM Marin, Impinj, Infineon, Inside LEGIC, NXP, SAMSUNG, Sony

* Other types are available upon request.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

SHIELDLAM

High on robustness and convenience

The SHIELDLAM is a composite product with integrated shielding material that  demonstrates high performance. It allows the convenience of contactless data transmission in the presence of metal and other materials that normally interfere with RFID reception, such as mobile phone batteries and metallic housings.

Attachable to hand phones and a broad range of further everyday items, the product is suited for applications such as access control, payment and transportation. In addition, it can be customized and is available in various form factors. This makes it a flexible, convenient and secure solution.

The SMARTRAC SHIELDLAM is made from PVC material. It is manufactured with the company’s proprietary patented wire-embedding technology, to fulfil the highest requirements in terms of reliability, durability and mechanical robustness.

Overview
Operating Frequency
13.56MHz (High Frequency)
Operating Temperature
-25°C to +50°C
Material
PVC
Applications
- Automated fare collection
- ePayment

Benefits
- Customized formats and chips available
- No extra processing steps for the card manufacturer

www.smartrac-group.com          cards@smartrac-group.com

SHIELDLAM

High on robustness and convenience

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Available ICs*

Customized formats for example: 260 x 640 mm	-25°C to +50°C	13.56 MHz	PVC	EM Marin, Infineon, Inside LEGIC, NXP, Sony, SAMSUNG

* Other types are available upon request.

About SMARTRAC N.V.
SMARTRAC is a leading manufacturer and supplier of RFID (Radio Frequency Identification) components for a broad bandwidth of applications in all current frequency standards. The company produces ready-made as well as customized transponders for public transport, access control, animal identification, industry and logistics.

SMARTRAC is the global leader in high-quality RFID inlays for passports with integrated, contactless chips (ePassports), contactless credit cards (ePayment) as well as for RFID transponders for public transportation applications and car immobilizers. SMARTRAC was founded in 2000 and since going public in July 2006 has been trading as a stock corporation under Dutch law with its registered headquarters in Amsterdam. The company currently employs some 2.600 employees and maintains a global research and development, production and sales network.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

SLIMLAM

Low on cost and material

The SMARTRAC SLIMLAM is the thin PRELAM® of choice. This product is ideally suited for identification, automated fare collection, ticketing and access control. Available in the high frequency bandwidth, the SLIMLAM consists of a core inlet which is sandwiched between two overlays and can be manufactured with PVC or PET-G material.

In terms of the chip technology required for this type of thin PRELAM®, SMARTRAC draws upon its internal module packaging department that processes wafers into flip chip packages for assembly in the PRELAM®. The end product is a high quality SLIMLAM, with a thickness below 300 µm.

Given its thinness, SLIMLAM represents the ideal economic alternative with regards to cost and without compromizing on quality. It provides increased opportunities in terms of card construction such as thicker printed sheets, additional security layers, etc, using less material to give our customers more options. The SMARTRAC SLIMLAM is furthermore ideally suited for card manufacturers to address the ever growing mass transport single-trip RFID card market.

Overview
Operating Frequency
13.56 MHz (High Frequency)
Operating Temperature
-25°C to +50°C
Material
PVC, PET-G
Standard
ISO 14443, ISO 15693, ISO 7810, ISO 15457
Applications
- Automated fare collection
- Identification
- Ticketing

Benefits
- Various formats and chips available
- Anti-collison feature
- Thin structure

www.smartrac-group.com          cards@smartrac-group.com

SLIMLAM

Low on cost and material

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thinness	Available ICs*

3x6	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

3x7	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

3x8	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

4x8	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

5x5	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

6x6	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

7x8	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

Max: 580 x 705mm	-25°C to +50°C	13.56 MHz	PVC, PET-G	300 µm	EM Marin, Infineon, Inside, LEGIC, NXP

* Other types are available upon request.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

UHF PRELAM®

Higher efficiency and optimized processes

The SMARTRAC UHF PRELAM® portfolio is geared to satisy the growing demand for RFID transponders with long read range in an easy to handle but yet compact card format.

The standard ISO card sized products are suited for applications such as access control, parking control and border crossing. Available in PVC, Polycarbonate, PET-G and Teslin®, with several EPC Class-1 Gen-2 chip options, the  UHF PRELAM® offers global compatibility and conformance to the ISO 18000-6C standards.

The SMARTRAC UHF PRELAM® is manufactured with our patented wire-embedding technology and is a 100% hot laminated product demonstrating maximum structural stability.

PRELAM® stands for pre-laminated. This means that the single layers are fused together under pressure and high temperature in special lamination press machinery after the electronic parts have been embedded into the carrier material and assembled. This prelaminated or PRELAM® structure is ideal for making pre-printed cards with many security features using standard card production processes.

SMARTRAC’s passive UHF PRELAM® products are available in the current operating frequencies 902-928 MHz for the US, 865-878 MHz for Europe and 952-954 MHz for Japan. They can be optimized for other frequency ranges as well.

Overview
Operating Frequency
US 902-928 MHz, EU 865-878 MHz,
JP 952-954 MHz or other customized
bandwidths
Operating Temperature
-25°C to +50°C
Material
PVC, PC, PET-G, Teslin®
Colour
White with transparent overlay
Standard
EPC Class-1 Gen-2 and ISO/IEC 18000-6C
Applications
- Access control
- Secure Identification
- Parking control
- Border crossing

Benefits
- Customized formats and chips available
- Highest mechanical durability and reliability
- Easy processing with normal card manufacturing equipment
(no prelamination steps required)
- Material options

www.smartrac-group.com          cards@smartrac-group.com

UHF PRELAM®

Higher efficiency and optimized processes

Technical Features

Operating
Dimension*	Temperature	Frequency	Material	Thickness**	Available ICs

2x2	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

3x6	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

3x7	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

3x8	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

4x10	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

5x5	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

6x6	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

6x12	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

7x8	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

Max: 525 x 650 mm	-25°C to +50°C	UHF	PVC, PC, PET-G, Teslin®	Typical between 380 and 460 µm	Alien, Impinj, NXP

* Other formats are available upon request
** Thinner versions available upon request

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

WHITE CONTACTLESS ISO CARD

Dependable ease and versatility

The SMARTRAC WHITE CONTACTLESS ISO CARD is a high quality product made from  durable materials such as PVC, PC, PET-G or Teslin®. With our leading-edge technology and superior production processes, SMARTRAC WHITE CONTACTLESS ISO CARDS guarantee extended lifespan and excellent electrical performance that can conveniently be processed with any common card printers and readers. This facilitates easy integration into customers’ existing technology for various applications. Options such as slot punching and programming are available upon request.

SMARTRAC’s WHITE CONTACTLESS ISO CARDS, available in low, high and ultra-high frequencies, are optimized for applications such as access control, public transportation, toll collection, identification, loyalty programs and security. Characterized by a high surface quality these cards provide an ideal basis for improved print clarity, offering powerful functionality and enhanced convenience to your business needs.

Overview
Operating Frequency
125 kHz (Low Frequency)
13.56 MHz (High Frequency)
Ultra High Frequency
US 902-928 MHz
EU 865-878 MHz
JP 952-954MHz
or other customized bandwidths
Operating Temperature
-35°C to +50°C
Material
PVC, PC, PET-G, Teslin®
Standard
ISO 14443, ISO 15693, ISO 7810, ISO 18000
Applications
- Access Control
- Public Transportation
- Toll Collection
- Secure Identification
- Customer loyalty programs
- ePayment

Benefits
- Available in LF, HF and UHF and with various chips
- Easy integration into existing technology
- Long life time
- High surface quality

www.smartrac-group.com          cards@smartrac-group.com

WHITE CONTACTLESS ISO CARD

Dependable ease and versatility

Technical Features

Operating
Dimension	Temperature	Frequency	Material	Options	Available ICs*

85.6 x 54 x 0.8 mm	-35°C to +50°C	125 kHz	PVC, PC, PET-G, Teslin®	High and low - coercivity magnetic stripes Composite cards	Atmel, EM Marin, NXP

85.6 x 54 x 0.8 mm	-35°C to +50°C	13.56 MHz	PVC, PC, PET-G, Teslin®	High and low - coercivity magnetic stripes Composite cards	EM Marin, Infineon, Inside, LEGIC, NXP, SAMSUNG, Sony

85.6 x 54 x 0.8 mm	-35°C to +50°C	US 902-928 MHz EU 865-878 MHz JP 952-954MHz or other customized bandwidths	PVC, PC, PET-G, Teslin®	High and low - coercivity magnetic stripes Composite cards	Alien, Impinj

* Other types are available upon request.

About SMARTRAC N.V.
SMARTRAC is a leading manufacturer and supplier of RFID (Radio Frequency Identification) components for a broad bandwidth of applications in all current frequency standards. The company produces ready-made as well as customized transponders for public transport, access control, animal identification, industry and logistics.

SMARTRAC is the global leader in high-quality RFID inlays for passports with integrated, contactless chips (ePassports), contactless credit cards (ePayment) as well as for RFID transponders for public transportation applications and car immobilizers. SMARTRAC was founded in 2000 and since going public in July 2006 has been trading as a stock corporation under Dutch law with its registered headquarters in Amsterdam. The company currently employs some 2.600 employees and maintains a global research and development, production and sales network.

For further information, please contact: SMARTRAC TECHNOLOGY Pte. Ltd. 6 Greenleaf Walk, Amsterdam Building 2-8 Singapore 279227 Phone +65 6469 3780 Fax +65 6469 0867 cards@smartrac-group.com
Sales Europe
SMARTRAC TECHNOLOGY GmbH
Albstrasse 14
70597 Stuttgart, Germany
sales-europe@smartrac-group.com

Sales East Asia
SMARTRAC TECHNOLOGY Ltd.
142 Moo1, Hi-Tech Industrial Estate
Tambon Ban Laean, Amphor Bang-pa-in,
Phra Nakorn Sri Ayutthaya
13160 Thailand
sales@smartrac-group.com

Sales America
SMARTRAC TECHNOLOGY US Inc.
1546 Lake Drive West
Chanhassen, MN 55317, USA
sales-america@smartrac-group.com

Sales Latin America
SMARTRAC TECNOLOGIA INDUSTRIA
E COMERCIO DA AMAZONIA LTDA
Avenida Acai 875-C
69075-020 Manaus, Brazil
sales-brazil@smartrac-group.com
sales-latinamerica@smartrac-group.com
Sales Middle East and Africa sales-middleeast-africa@smartrac-group.com

© 2009 SMARTRAC N.V.
All rights reserved. Reproduction in whole or in part is prohibited without the prior written consent of the copyright owner.  The information presented in this document does not form part of any quotation or contract, is believed to be accurate and reliable and may be changed without notice.  No liability will be accepted by the publisher for any consequence of its use.

Attachment 2.8.1.    OTI Customer Specific Products

OTI Products list annex 2.8.1

Po Number	Item	Product name	Description	Project Code	OTI Specific Product
9197	10049083	CLCard	CL Mifare Card MF1, S50 -1K, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** , A/W/White me00520	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
9441	OSP_10057842	Smart sticker
OSP_ILP, VP, RENESAS,Hercules JC V2.1., NOA-3, Smart sticker F-1mm, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**, me00524
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
9538	OSP_10055052	CLCard	OSP_CL Card 8K/B (WR08) Hercules WHT/AW WITHOUT MGS, MOD3 me00415	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10132	OSP_10057834	Smart sticker
OSP_ILP, VP,RENESAS,Hercules JC V2.1., NOA-3, Smart Sticker F-1mm,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**  me00493
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10184	10052220	Inlay	Double 3x8 PC Inlay (CB4-ST19NR66) (me01013)	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10281	OSP_10042685	inlay	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** 1up pos. Smart Sticker me00418	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10307	10049064	CLCard	Mifare 1K s50, CL card with ONE-side printing/ZTZ me00456	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10350	OSP_10057502	Inlay	OSP_ILP, VP, RENESAS,Hercules JC V2.1. 4LE-S, NOA-3	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Po Number	Item	Product name	Description	Project Code	OTI Specific Product
10355	10049070	Smart sticker	1K, CL, MOA2,S50 Smart sticker, GSB me00508	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10386	OSP_10057843	Smart sticker
OSP_ILP, VP, RENESAS,Hercules JC V2.1., NOA-3, Smart sticker F-1mm, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** , me00541
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10419	OSP_10052033	inlay
OSP_POS from Inlay 2x4 **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**, CR80 Small, Mifare-1, 1K,MOA2,ME00221(2-3)
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10455	10049053	CLCard	CL Card Mifare 1k, IC S50, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10539	OSP_10049076	Smart sticker
OSP_Mifare 1K,CL,MOA2,S50 Smart sticker,F025,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** me00506
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10587	10049000	CLCard	CLCard Mifare 1K WHT/WHT me00400	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10709	OSP_10053550	Inlay
OSP_POS from Passport Inlay **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**  1up, ICA066 BR53,ME00223
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10783	OSP_10047342	CLCard
OSP_C\L Card OT88202RF ST19WR08DR52POMA **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**,White/White, me00481, SN Range 206600 - 207100
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Po Number	Item	Product name	Description	Project Code	OTI Specific Product
10814	OSP_10057840	Smart sticker
OSP_ILP, VP, RENESAS,Hercules JC V2.1., NOA-3, Smart sticker F-1mm,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**, me00522
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
10975	OSP_10054155	CLCard	OSP_CL Card 8K/B (ST19WR08) **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** WHT/A.W+MGS (me00449)	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11251	OSP_10049052	CLCard
OSP_CL Card Mifare 1K ICS50,with signature stripe , **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** (me00256)
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11252	OSP_10055013	CLCard	OSP_CL white card Hercules ST19WR08 (me00444)	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11253	OSP_10052065	Inlay
OSP_Pos. from inlay 4x7 , Mifare 1k, CL/M, Full size ant.,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** me00558
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11268	OSP_10052066	Inlay
OSP_Pos. from inlay 4x7 , Mifare 4k, CL/M, Full size ant.,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** me00563
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11298	OSP_10057845	Smart sticker	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** 28x48 Extractable Sticker 4x7 Inlay	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
11448	OSP_10038260	CLCard
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** 2009 ID1 PET, Hercules ePass 66K, contactless, ST19NR66B
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
11449	OSP_10054127	Dual interface cards	OSP_C/CL Card,CALYPSO,Type B,AW/A.W, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** me00553	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11483	10049055	Smart sticker	Mifare 1K,CL,S50 Smart sticker, PROX me00564	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
11530	OSP_10057846	Smart sticker
OSP_ILP, VP, RENESAS,Hercules JC V2.1., NOA-3, Smart sticker F-1mm,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
9634	OSP_10057842	Smart sticker
OSP_ILP, VP, RENESAS,Hercules JC V2.1., NOA-3, Smart sticker F-1mm, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**, me00524
OTI Specific Product

Po Number	Item	Product name	Description	Project Code	OTI Specific Product
9776	OSP_10055060	CLCard	CL Card Type B+M (1K),**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**,A/W+A/W me00419	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
9861	OSP_10052064	Inlay
OSP_Pos. from inlay 5x6 , Mifare 1k, CL/M, Full size ant.,**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
9867	10049084	Smart sticker	Mifare 1k,CL,MOA2,S50 Smart sticker,F025, **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** me00549	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	OTI Specific Product
9934	OSP_10054102	CLCard	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** Card 3LE, 2K/B NOA3-WR-02,VM_1_2	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	???	Smart sticker	Renesas sticker ;ID1 Punch out card		OTI Specific Product

Attachment 4.1.       Price List

**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Attachment 9.1.      Special Technology

The HERA technology transfer will consist on the following steps:

•	MCT will provide all technical documentation on the HERA-process and the HERA-equipment to SMARTRAC;

•
On request by SMARTRAC, MCT will build up to two HERA lines. These lines will be built at MCT. Test runs and acceptance will be done at MCT. Installation will be done at SMARTRAC.  SMARTRAC shall pay to MCT for these machines a purchase price equivalent to **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**;

•
On request by SMARTRAC, MCT will build up to ten manual HERA stations. These lines will be built at MCT. Installation at SMARTRAC. SMARTRAC shall pay to MCT for these machines a purchase price equivalent to **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**;

•	MCT will allow SMARTRAC personnel to be trained at MCT;

•	MCT will send a qualified person to SMARTRAC to training (up to two weeks);

•	MCT will use best efforts to support this technology transfer.

Attachment 10.1.    NDA

In connection with the Supply Agreement dated December 22nd, 2009, between SMARTRAC N.V., a Netherlands company and On Track Innovations Ltd., an Israeli company, and any and all commercial business contemplated therein, (the “Commercial Business”), each party (as to information disclosed by it, the “Disclosing Party”), is prepared to furnish the other party (as to information received by it, the “Receiving Party”) with certain confidential and proprietary information.  “Confidential Information” as used in this Agreement shall mean al such information that is or has been disclosed by the Disclosing Party or its Affiliates (defined below): (i) in writing or by e-mail or other tangible electronic storage medium and is clearly marked “Confidential” or “Proprietary”, or (ii) orally or visually, and then followed within ten (10) working days thereafter with a disclosure complying with the requirements of clause (i) above. Confidential Information also includes, but is not limited to, personal data as defined in this Agreement or by applicable law, whichever is broader, and personal data shall not be required to be marked “Confidential” or “Proprietary” to be treated as Confidential Information under this Agreement.  As used in this Agreement, “personal data” means any information relating (i) to an identified or (ii) to a directly or indirectly identifiable, natural person.  All other information shall be deemed to be non-confidential.  As used in this Agreement, an “Affiliate” with respect to a party means any entity (including without limitation any individual, corporation, company, partnership, limited liability company or group) that directly, or indirectly through one or more intermediaries, controls, in controlled by or is under common control with such party.

1.  The Receiving Party agrees, except as required by law: (a) to protect the confidentiality of the Disclosing Party’s Confidential Information (including any notes, summaries, reports, analyses or other material derived by the Receiving Party, its Affiliates or its or their Representatives (defined below) in whole or in part from the Confidential Information in whatever form maintained (collectively, “Notes’); (b) to use the Confidential Information and Notes only for the purposes of the Commercial Business and the terms thereof; (c) to use the same degree of care as with its own confidential information, which shall be at least a reasonable standard of care, to prevent disclosure of the Confidential Information and Notes, except to its Affiliates and its or their officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”), to the extent necessary to permit them to assist the Receiving Party in the Commercial Business; and (d) not to disclose to persons (other than those described in (c) above) that the Confidential Information has been made available, that the Receiving Party is has a Commercial Business or that the parties have had or are having discussions or negotiations with respect thereto.  The Receiving Party further agrees that prior to disclosing any Confidential Information to its Affiliates or its or their Representatives as provided above, such Affiliates and/or Representatives will be advised of the confidential nature of the Confidential Information, provided a copy of this Agreement and directed to abide by its terms.  The Receiving Party agrees to be responsible for any breach of this Agreement by it, its Affiliates or its or their Representatives.  Each party acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement.  Accordingly, in the event of any such breach, in addition to any other remedies at law or in equity that a party may have, it shall be entitled to equitable relief, including injunctive relief or specific performance, or both (although neither party shall be entitled to any special, consequential, indirect, punitive or exemplary damages as a result of a breach of this Agreement, whether a claim is asserted in contract, tort, or otherwise).  Obligations in this Section 1 regarding Confidential Information shall, with respect to each disclosure of Confidential Information hereunder, continue for five (5) years from the date of each disclosure of Confidential Information.  Nothing herein is intended to limit or abridge the protection of trade secrets under applicable trade secrets law, and trade secrets shall be maintained as such until they fall into the public domain.

2.  This Agreement shall be inoperative as to particular portions of the Confidential Information disclosed by the Disclosing Party if such information: (i) is or becomes generally available to the public other than as a result of disclosure by the Receiving Party, its Affiliates or its or their Representatives; (ii) was available on a non-confidential basis prior to its disclosure to the Receiving Party; (iii) is or becomes available to the Receiving Party, its Affiliates or its or their Representatives on a non-confidential basis from a source other than the Disclosing Party when such source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation with the Disclosing Party, or (iv) was independently developed by the Receiving Party, its Affiliates or its or their Representatives, without reference to the Confidential Information, and the Receiving Party can verify the development of such information by written documentation.

3.  The Disclosing Party may elect at any time by notice to the Receiving Party to terminate further access to and such party’s review of the Confidential Information.  In any such case, or upon any other termination of this Agreement, the Receiving Party will immediately return all Confidential Information disclosed to it and will destroy (with such destruction to be certified by the Receiving Party) all Notes, without retaining any copy thereof.  No such termination of the Agreement or return or destruction of the Confidential Information or Notes will affect the confidentiality obligations of the Receiving Party, its Affiliates or its or their Representatives, all of which will continue in effect as provided in this Agreement.

4.  Each party shall retain ownership of all Confidential Information and intellectual property it had prior to commencement of the discussions of any Commercial Business and shall own exclusively all rights in ideas, inventions, works of authorship, strategies, plans and data created or acquired by such party, including but not limited to all patent rights, copyrights, moral rights, rights in proprietary information, database rights, trademark rights and other intellectual property rights. Nothing in this Agreement shall be deemed to grant a license directly or by implication, estoppel, or otherwise, although the parties may provide for such a license in an express written agreement.

5.  If either party or any of their respective Affiliates or Representatives is requested or required (by interrogatories, subpoena, or similar legal process) to disclose any Confidential Information or Notes, such party agrees to provide the Disclosing Party with prompt notice of each such request, to the extent practicable, so that the Disclosing Party may seek and appropriate protective order to waive compliance by the Receiving Party with the provisions of this Agreement, or both.  If, absent the entry of a protective order or receipt of a waiver, the Receiving Party is, in the opinion of its counsel, legally compelled to disclose such Confidential Information or Notes, the receiving Party may disclose such Confidential Information or Notes to the persons and to the extent required without liability under this Agreement and will use its best efforts to obtain confidential treatment for any Confidential Information or Notes so disclosed.

6.  This Agreement contains the entire understanding between the parties relating to the subject matter contained herein, and supersedes all prior and collateral communication, reports and understandings between the parties relating thereto.  This Agreement is not intended as a teaming, joint venture or other such arrangement.  No change, modification or addition to or waiver of any provision of this Agreement shall be binding unless in writing and signed by authorized representatives of both parties.  Except as provided herein, the parties agree that any disclosures contemplated hereunder, and any discussions or communications between the parties relating thereto, shall not restrict either party’s right to take whatever future actions such party unilaterally determines to be in its best interests, including the right to undertake similar discussions or to enter into agreements or relationships with third parties covering subjects related to the matters covered herein.  All provisions of this Agreement are severable, and if any provision or part thereof of this Agreement is deemed invalid or otherwise unenforceable, then such term shall be construed to reflect the closest lawful interpretation of the parties’ original intent, and the remaining provisions of this Agreement shall remain valid, enforceable and binding.  This Agreement may be executed in multiple counterparts, each of which when executed and delivered, shall be deemed an original, but all of which shall constitute one and the same instrument.  Any signature page of any such counterpart, or any facsimile transmission thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any facsimile transmission of any signature of a party shall be deemed an original and shall bind such party.  The Receiving Party shall notify the Disclosing Party immediately upon discovery of any loss, unauthorized disclosure or use of the Confidential Information and/or Notes or any other reach of this Agreement by the Receiving Party, its Affiliates or its or their Representatives.  In any such event, the Receiving Party shall help the Disclosing Party in every reasonable way to regain possession of the Confidential Information and/or Notes and shall prevent any further unauthorized disclosure or use.  This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except for the foregoing, neither party may assign this Agreement or any of their rights and obligations hereunder or delegate the performance thereof to a third party without the prior written consent of the other party.  Except as stated herein, nothing in this Agreement is intended to confer any benefit to any third party or any right to enforce any term of this Agreement. Any failure by a party hereto to enforce the other party’s strict performance of any provision of this Agreement will not constitute a waiver of that party’s right to subsequently enforce such provision or any other provision of this Agreement.

7.  Each party agrees to take such measures as may be necessary to ensure that the disclosure of Confidential Information complies with any export control laws which may govern such disclosure.  The Receiving Party represents and warrants that no technical data it receives in conjunction with the Confidential Information that is subject to the export control laws of the United States of America (“U.S.”) shall be exported from the U.S. or re-exported from any other country without first complying with all export control laws and regulations of the U.S. Government, including the requirement for obtaining any export license if applicable.  The Receiving Party shall be responsible for obtaining the appropriate U.S. export license to export or re-export any such technical data.  The Receiving Party shall indemnify and hold the Disclosing Party harmless from all claims, demands, damages, costs, fines, penalties, reasonable attorney’s fees and all other expenses arising from its failure to comply with this clause and/or applicable export control laws and regulations.

8.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, U.S.A., excluding its conflict of laws rules.

This Agreement shall commence on December 22nd, 2009.

SMARTRAC N.V.

By: /s/ Dr. Christian Fischer

Printed Name: Dr. Christian Fischer

Printed Title: CEO

By: /s/ Manfred Rietzler

Printed Name: Manfred Rietzler

Printed Title: CTO

ON TRACK INNOVATIONS LTD.

By: /s/ Oded Bashan

Printed Name: Oded Bashan

Printed Title: CEO

By: /s/ Tanir Horn

Printed Name: Tanir Horn

Printed Title: CFO